Exhibit 99.1

NEWS RELEASE

ICF International Completes Acquisition of Macro International Inc.

Research and Evaluation Capabilities Significantly Expanded

in Health, Human Services, and Social Programs

FOR IMMEDIATE RELEASE

Investor Contact: Lynn Morgen, lynn.morgen@mbsvalue.com, 212.750.5800

Media Contact: Stacey Hohenberg, shohenberg@icfi.com, 703.218.2504

Fairfax, Va. (April 1, 2009)—ICF International (NASDAQ:ICFI) announced today it has closed on the acquisition of Macro International Inc. (Macro), an advisory, implementation, and evaluation services firm providing research-based solutions to U.S. federal government agencies in health and other areas. The purchase price was approximately $155 million.

McGrath North Mullin & Kratz, PC LLO and Arent Fox LLP acted as ICF’s legal counsel on the transaction. RSM McGladrey, Inc. conducted financial and tax due diligence.

Macro provides research and evaluation, management consulting, marketing communications, and information services to key agencies of the federal government. The company is recognized for its expertise in research, evaluation, consulting and implementation services, particularly in federal health programs, covering a wide range of health issues in the United States and internationally. In addition to its health-related expertise, Macro has strong credentials in housing, labor, and veterans affairs issues and has worked in energy, environment, and transportation. Headquartered in the Washington, D.C. metropolitan area, Macro has more than 700 full-time employees and nine offices.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,500 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. These statements include those that refer to ICF’s current expectations about the acquisition of Macro. Although ICF believes its expectations are based on what management believes to be reasonable assumptions, it cannot assure the expectations reflected in this document will be achieved as they are subject to risks and uncertainties that are difficult to predict and may be outside of ICF’s control. Such risks and uncertainties include the possibility that the benefits anticipated from the Macro transaction will not be fully realized and other risks in connection with the proposed transaction.

In relation to ICF’s business, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. federal government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy and air transportation sectors of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.